COLLABORATIVE EFFORT AGREEMENT

THIS AGREEMENT is made and entered into this 24th day of January, 2014, by and between Shredderhotline.com Company, a Illinois corporation (hereafter referred to as “SHLDC”), with its principal office at 1215 North Bloomington Street, Streator Illinois 61364 and Garb Corporation, a Utah corporation (hereafter referred to as “GARB”), with its principal office at 12350 South Belcher Road Bldg 14B, Largo, FL 33773, collectively hereafter referred to as the “Parties” and individually as a “Party”.

W I T N E S E T H:

WHEREAS, GARB, having begun operations in 1972, has reorganized to utilize both next-generation machines and new technologies to vertically integrate into the waste refinement, recycling and energy industries. The revised company emphasis is in profitable new and “green” solutions for waste-to-energy, alternate energy sources, gas drilling, fuel enhancements and improving energy usage efficiency; and

WHEREAS, SHLDC has 40 years of manufacturing experience with shredding and recycling systems, including their exclusive lines of shredder equipment and related equipment/services. With the company’s partners in the United States, Asia and the European Union, they offer their line of new shredder equipment worldwide; and

WHEREAS, GARB and SHLDC mutually desire to establish a collaborative effort business relationship (hereafter referred to as “CE”) to pursue certain business ventures cooperatively as established by agreement; and

WHEREAS, the parties wish to fix and determine their respective rights and duties relating to their respective participation of the CE,

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

RECITALS

The above information is true and correct and is hereby incorporated into this Agreement.

ARTICLE 2

PURPOSE OF THE COLLABORATIVE EFFORT

The Parties have formed this CE generally to use their combined business skills, contacts and acumen for the CE to give GARB full authority and rights to manufacture, market and sell SHLDC’S full line of products and services. In addition, GARB will utilize SHDT’S business contacts to initiate and complete other projects generally described herein. In order to carry out the CE’S purposes, the management of both Parties are authorized, subject to other provisions of this Agreement, to do any and all acts necessary, advisable or incidental to or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the CE.

The Parties will utilize their respective relationships, assets and capabilities to the furtherance of the CE. The assets and capabilities being contributed to the CE by Party are listed below.

Business and relationship/assets of SHLDC being contributed to the CE:

1.	Customer database to purchase Shredder Equipment and related sales/services as further detailed below.

2.	Full Line of Shredder Equipment including Patents, Design and Manufacturing plus related sales operations as detailed below.

a.	The Genox Line of Equipment

b.	The Eidal Line of Equipment

c.	Shredderhotline.com online sales, parts and service

d.	The Setup, Service and Operation of Recycling Plants

3.	Expandable Business Model including Global Sales Capabilities

4.	Founder and head of the company, Dan Scott Burda, to be an advisor to GARB pertaining to the CE’S activities

5.	Long, rich history in the Shredder and Recycling Industries

Business and relationship/assets of GARB being contributed to the CE:

1.	Access to public debt and equity financing specifically for GARB acquired contracts provided through SHLDC

2.	New Experienced, Committed Long Term Corporate Management and Advisors

3.	Tammy Taylor, Chief Executive Officer and Director of GARB, or her assigns, to oversee on GARB’S behalf all aspects of the CE

4.	Long, rich history in the Shredder and Recycling Industries

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

(a) SHLDC represents and warrants to GARB the following:

(i) SHLDC is a corporation duly organized and validly existing under the laws of the Commonwealth of Illinois and is in good standing in such jurisdiction.

(ii) SHLDC and its principals has the full right, power and authority to enter into this Agreement and will at all times have the full right, power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by SHLDC, and this Agreement constitutes SHLDC’S valid and binding obligation, enforceable in accordance with the terms of this Agreement, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally, or equitable principles, whether applied in a proceeding in equity or law.

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(iii) SHLDC is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with it’s full, due and complete performance of this Agreement.

(iv) SHLDC is not, nor at any time will it be, in violation of any existing law, state or federal, by entering into this Agreement.

(b) GARB represents and warrants to SHLDC the following:

(i) GARB is a corporation duly organized and validly existing under the laws of the State of Utah and is in good standing in such jurisdiction.

(ii) GARB has the full right, power and authority to enter into this Agreement and will at all times have the full right, power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by GARB, and this Agreement constitutes GARB’S valid and binding obligation, enforceable in accordance with the terms of this Agreement, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally, or equitable principles, whether applied in a proceeding in equity or law.

(iii) GARB is not, nor at any time will it be, a party to any contract or other arrangement of any nature that will materially interfere with its full, due and complete performance of this Agreement.

(iv) GARB is not, nor at any time will it be, in violation of any existing law, state or federal, by entering into this Agreement.

ARTICLE 4

TERM

Unless sooner terminated as specifically provided for herein, this Agreement shall terminate ten (10) years from the date this Agreement becomes effective and the CE shall dissolve. The CE term will be accelerated as if the full CE term of ten (10) years has been reach in the event of either of the following:

(a)	The untimely death of Dan Scott Burda.

(b)	Dan Scott Burda is unable to perform his duties and responsibilities as described in Article 15 due to health reasons.

(c)	Dan Scott Burda becomes ineligible to hold his position as defined in Article 15 according to the regulated public company requirements to be in management positions.

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ARTICLE 5

THE COLLABORATIVE EFFORT ACTIVITIES WITHIN GARB

The business and affairs of the CE within GARB shall be conducted solely through a new GARB wholly owned subsidiary company that will be incorporated in the State of Florida, the name of which is yet to be determined.

ARTICLE 6

CE EXPENSES INCURRED BY THE PARTIES

Expenses incurred by each Party pertaining to the CE will be the full financial responsibility of the Party incurring such expenses.

ARTICLE 7

SHLDC’S FEES FOR CE ADVISORY SERVICES RENDERED

SHLDC’S advisory fees’ terms and conditions will be determined on a customer contract by customer contract basis.

ARTICLE 8

PROHIBITION AGAINST ASSIGNMENT

SHLDC shall not (voluntarily or involuntarily) sell, assign, give, pledge, hypothecate, encumber or otherwise transfer all or any of its rights under this Agreement without the prior written consent of GARB, and any attempt by SHLDC to do so shall be void.

ARTICLE 9

NEGATION OF RIGHT TO DISSOLVE BY WILL OF PARTY

Neither Party shall have the right to terminate this Agreement or dissolve the CE by its express will or by withdrawal without the express written consent of the other Party. In the event of a violation of this Article, the Non-Violating Party shall have available to it the remedies as set forth in Article 10, REMEDIES, herein below.

ARTICLE 10

REMEDIES

Upon the occurrence of a violation of Article 9, NEGATION OF RIGHT TO DISSOLVE BY WILL OF PARTY; then the Party not in violation of Article 9, as the case may be, shall have any and all rights and remedies, legal and equitable, including, but not limited to, the right to money damages, including punitive, incidental, special and consequential damages, and all other damages sustained by such Party. All of such remedies shall be cumulative and not alternative and may be exercised consecutively or concurrently.

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ARTICLE 11

DISSOLUTION OF THE CE

The CE shall continue until it reaches the full ten (10) years term OR dissolved and liquidated pursuant to the terms of this Agreement. The CE shall dissolve (i) in violation of Article 9, NEGATION OF RIGHT TO DISSOLVE BY WILL OF PARTY; or (ii) at any time upon the unanimous written agreement between the Parties PRIOR TO THE CE’S FULL TEN (10) YEAR TERM.

ARTICLE 12

WINDING UP OF THE CE

Upon dissolution of the CE, contributions including those detailed in Article 2 to date provided to GARB by SHLDC shall remain the property of GARB. All CE related business transactions that are in progress at the time of the dissolution of the CE shall be operated until fully completed in the normal course of business events during the winding up period as if the CE remained in tact. The post-CE period shall terminate no later than one (1) year after the dissolution of the CE if the CE’S full ten (10) years term is reached. Otherwise the post-CE period shall terminate no later than sixty (60) days after a pre-term dissolution of the CE has occurred or for a specific post-CE period defined herein.

ARTICLE 13

INDEMNIFICATION

Each Party shall indemnify and save harmless the other Party and its employees, officers, directors and agents (collectively, the “Other Indemnified Persons”) against and from any and all expenses, liabilities, obligations, damages, penalties, claims, accidents, costs and expenses, which may be imposed upon or reasonably incurred by such Party or Other Indemnified Persons, including reasonable attorneys’ fees paid, suffered or incurred and reasonable settlement payments, arising out of or in connection with such Party’s being a Party, or by reason of any action alleged to have been taken or omitted by such Party in such capacity, or by such Other Indemnified Persons acting on behalf of such Party or the CE, if such Party or Other Indemnified Persons were acting in good faith and with reasonable care in what it (or he or she) reasonably believed to be its (or his or her) scope of authority set forth in this Agreement and in the best interests of the CE.

ARTICLE 14

OTHER BUSINESSES OF GARB

GARB will conduct other business operations entirely separate and apart from the mutual business relationship anticipated by this CE. At this time GARB does not believe they have current or planned business operations that would interfere with the performance of the CE.

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ARTICLE 15

COMMUNICATION WITH THIRD PARTIES

If either of the Parties shall communicate with any of the business contacts and parties introduced by the other Party, then the Party making or receiving the communication shall inform the other Party of such contacts in advance if possible or immediately thereafter if not possible. The Parties shall keep such other Party fully informed of the course of dealings with such contacts. Parties shall have the right to be present at meetings of the other Party and the referred contacts of the Party if such meeting relates to the CE.

ARTICLE 16

CONFIDENTIAL INFORMATION

During the term of the CE, the Parties may from time to time impart information to each other on their respective businesses and may impart to the other confidential information about their business, business methods, technology, clients, business contacts, connections, prospects and leads, accounts, policies, trade secrets, and financial and other information (collectively “such information”). The Parties agree that such information and the confidentiality of such information is vital to the CE and the individual Party’s continued success. Such information is to be held strictly confidential. The Parties agree not to use any of such information to compete with each other in any relevant or similar market to that of a Party for two years following the termination of the relationship. The Parties agree that they will not divulge such information to any other persons or parties for any reason. The Parties agree that they will not make any copies, in whatever form, of such information, unless otherwise authorized in writing by the other Party. The Parties agree that such information is the property of the other Party and may not be removed from a Party’s premises, unless agreed to otherwise in writing. The Parties agree that such information is for use by a Party only as approved in writing.

All confidential information GARB has received to date at the time of the dissolution of the CE becomes the property of GARB.

ARTICLE 17

NONSOLICITATION OF EMPLOYEES

The Parties agree that during the term of the CE, and for a period of two (2) years after the end of the CE, neither Party shall attempt to solicit any of the other Party’s employees to leave the other Party’s employ or otherwise interfere with their employment relationship with the other Party.

ARTICLE 18

TRANSACTIONS INVOLVING PUBLIC COMPANIES

In the case of transactions involving publicly traded companies, the Parties agree that they will not use information provided by the other Party to trade in the securities of the public company.

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ARTICLE 19

NONCOMPETE BY PARTIES

The Parties agree that during the term of the CE and for a period of two (2) years after the end of the CE, neither Party shall attempt to compete with or solicit any of the other Party’s customers or otherwise interfere with business relationships of a Party in any relevant market, directly or indirectly through any affiliate.

ARTICLE 20

TRADE SECRETS

The Parties hereby agree and stipulate that any confidential information of the Parties shall be deemed a “trade secret” as that term is defined under the Economic Espionage Act of 1996 (the “Act”), and further agree and stipulate that the Parties by this Agreement have taken all reasonable steps under the Act to keep such information secret.

ARTICLE 21

NOTICES

(i) All notices, waivers, demands, requests and other communications required or permitted by this Agreement (collectively, “Notices”) shall be in writing and given as follows by: (A) personal delivery with receipt of acceptance; (B) established overnight commercial courier with delivery charges prepaid or duly charged; (C) electronic transmittal via a current email address; or (D) registered or certified mail, return receipt requested, first class postage prepaid. All Notices shall be addressed to the applicable addresses set forth below or to any other address or addressee as any party entitled to receive Notices under this Agreement shall designate, from time to time, by Notice given to the other parties in the manner provided in this Article.

If to SHLDC:	Dan Scott Burda, President/Owner
Shredderhotline.com Company
1215 North Bloomington Street
Streator Illinois 61364
Phone: (815) 674-5802

If to GARB:	Tammy Taylor, Chief Executive Officer and President
Garb Corporation
12350 South Belcher Road Bldg 14B
Largo, FL 33773
Phone: (888) 573-6622 Ext. 1

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(ii) Notices so given by personal delivery shall be presumed to have been received upon tender to the applicable natural person designated above to receive notices or, in the absence of such a designation, upon tender to the person signing this Agreement on behalf of the applicable party with written receipt of acceptance. Notices so given by email transmittal must also be submitted by at least one other acceptable transmittal means. Notices so given by overnight commercial courier shall be presumed to have been received the next business day after acceptance by such overnight commercial courier. Notices so given by registered or certified mail shall be presumed to have been received on the second (2nd) business day after deposit into the United States Postal System. All copies to the applicable persons or entity(ies) designated above to receive copies shall be given in the same manner as the original Notice, and such giving shall be a prerequisite to the effectiveness of any Notice.

ARTICLE 22

COOPERATION

Each Party agrees to fully cooperate with the other Party to execute any and all documents which may be required to effect the transactions contemplated herein.

ARTICLE 23

GOVERNING LAW

This CE Agreement and all CE matters and issues collateral thereto shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE 24

COSTS OF ENFORCEMENT

In the event that any party to this Agreement shall be required to retain an attorney in order to enforce any terms, conditions or covenants under this Agreement, or to remedy any breach thereof, the prevailing party shall be entitled to recover the costs of any such enforcement proceedings, including, but not limited to reasonable attorneys’ fees (including charges for paralegals and others working under the direction or supervision of the party’s attorney) whether incurred in connection with trial, arbitration, appeal, bankruptcy proceedings, or otherwise, and court costs.

ARTICLE 25

SEVERABILITY

In the event that any term or provision of this Agreement becomes illegal or unenforceable, the remaining terms and provisions shall nevertheless be valid, binding and subsisting.

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ARTICLE 26

SURVIVAL

Any termination or expiration of this Agreement notwithstanding, the provisions of this Agreement which are intended to continue and survive shall continue and survive.

ARTICLE 27

HEADINGS

Headings are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

ARTICLE 28

BINDING AGREEMENT

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns.

ARTICLE 29

ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, if any, relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

ARTICLE 30

EFFECTIVE DATE

The effective date of this Agreement (“Effective Date”) shall be the date upon which the last of the parties hereto executes this Agreement.

ARTICLE 31

COUNTERPARTS

This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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ARTICLE 32

PLURALITY AND GENDER

Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine shall include the feminine and neuter genders, and vice versa, as the context shall require.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates appearing below.

“SHLDC”

ShredderhotIine.com Company

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